UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	DFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, Discover Financial Services, a Delaware corporation (“Discover”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 19, 2024, with Capital One Financial Corporation, a Delaware corporation (“Capital One”) and Vega Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Capital One (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, (a) Merger Sub will merge with and into Discover (the “Merger”), with Discover continuing as the surviving corporation in the Merger; (b) immediately following the Merger, Discover, as the surviving entity, will merge with and into Capital One (the “Second Step Merger” and together with the Merger, the “Mergers”), with Capital One continuing as the surviving corporation in the Second Step Merger; and (c) immediately following the Second Step Merger, Discover Bank, a wholly-owned Delaware-chartered bank subsidiary of Discover, will merge with and into Capital One’s wholly owned national bank subsidiary, Capital One National Association (the “Bank Merger” and together with the Merger and the Second Step Merger, the “Transaction”), with Capital One National Association continuing as the surviving entity in the Bank Merger. The Merger Agreement was unanimously approved by the board of directors of each of Discover and Capital One.

In connection with the proposed Mergers, Capital One filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus, as amended, and filed a definitive joint proxy statement/prospectus with the SEC dated January 6, 2025 (the “joint proxy statement/prospectus”), which Capital One and Discover first mailed to their respective stockholders on or about January 6, 2025.

Each of Discover and Capital One will hold a special meeting of stockholders on February 18, 2025 to consider certain proposals related to the Merger Agreement as further described in the joint proxy statement/prospectus (the “Special Meetings”). Pursuant to the Merger Agreement, subject to the receipt of the requisite stockholder approvals at the Special Meetings, and as a result of the closing conditions related to the requisite regulatory approvals not yet having been satisfied, the outside date under the Merger Agreement will be automatically extended to May 19, 2025.

Litigation Related to the Mergers

Following the announcement of the Merger Agreement, as of the date of this Current Report on Form 8-K, three lawsuits challenging the Mergers have been filed (each, a “Lawsuit” and, collectively, the “Lawsuits”). The first Lawsuit, captioned Siegel v. Duncan et al. (No. 2025CH00000020), was filed in Illinois Circuit Court on January 27, 2025. The second Lawsuit, Stone v. Discover Financial Services et al. (No. 650327/2025) was filed in New York Superior Court on January 29, 2025. The third Lawsuit, Collins v. Discover Financial Services et al. (No. 650550/2025) was filed in New York Superior Court on January 29, 2025. In addition, Discover and Capital One have received demand letters from counsel representing purported stockholders of Discover or Capital One, respectively (the “Demand Letters” and, together with the Lawsuits, the “Matters”). The Matters each allege that, among other things, the joint proxy statement/prospectus contains certain disclosure deficiencies and/or incomplete information regarding the Mergers.

Discover and Capital One believe that the claims asserted in the Matters are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Mergers, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Discover and Capital One are supplementing the joint proxy statement/prospectus as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Discover and Capital One specifically deny all allegations in the Matters that any additional disclosure was or is required.

Supplemental Disclosures to Joint Proxy Statement/Prospectus

The additional disclosures (the “supplemental disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the joint proxy statement/prospectus and should be read in conjunction with the disclosures contained in the joint proxy statement/prospectus, which should be read in its entirety. To the extent that information set forth in the supplemental disclosures differs from or updates information contained in the joint proxy statement/prospectus, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the joint proxy statement/prospectus. All page references are to the joint proxy statement/prospectus and terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the joint proxy statement/prospectus. For clarity, new text within restated paragraphs and tables from the definitive proxy statement is underlined, while deleted text is stricken-through.

1.

The disclosure under the heading “The Mergers—Background of the Mergers” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the fifth full paragraph Page 61 as follows:

The Discover board of directors met on September 22, 2023, and at that meeting, Mr. Maheras reported that he had received certain inquiries and it was possible that he would receive additional inquiries regarding potential strategic transactions. Mr. Maheras, referring to the discussions with Capital One, informed the directors of his view that one such inquiry likely merited further consideration, whereas the other inquiries had thus far largely been speculative inquiries from investment bankers. For the sake of efficiency given the circumstances, the board determined to assemble a subset of independent directors to take the lead on evaluating actionable inquiries and pursuing discussions in advance of further consideration of such inquiries by the board. Following this meeting, this subset of independent directors was identified and it included Mr. Maheras, Jeffrey Aronin, Gregory Case, Michael Shepherd and Mark Thierer (such directors collectively, the “Discover director subgroup”). On October 3, 2023, the Discover director subgroup met as a group for the first time, and Mr. Maheras updated the Discover director subgroup on the inquiries received and discussions held to date, including those with Capital One.

2.

The disclosure under the heading “The Mergers—Background of the Mergers” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the second full paragraph on Page 65 as follows:

Throughout the period between February 13, 2024 and February 18, 2024, the parties and their advisors continued their due diligence meetings and negotiation of the terms of the potential transaction. Representatives of Wachtell Lipton and Sullivan & Cromwell exchanged numerous drafts of the merger agreement reflecting various comments from the parties and these meetings and discussions. Wachtell Lipton’s February 15, 2024 draft of the merger agreement proposed that the amount of the termination fee, payable if the merger agreement is terminated in certain circumstances involving alternative acquisition proposals or changes in the Capital One board recommendation or the Discover board recommendation, equal 4.0% of transaction equity value. Sullivan & Cromwell’s February 16, 2024 draft of the merger agreement proposed that the termination fee amount equal 3.9% of transaction equity value. The parties subsequently agreed to a termination fee amount equal to $1.38 billion, equivalent to approximately 3.9% of $35.3 billion, the aggregate value of the merger consideration based on the closing price of Capital One common stock on the NYSE on February 16, 2024, the last trading day before the public announcement of the mergers. The parties also engaged in negotiations regarding aspects of the regulatory efforts covenant in the merger agreement, including the extent of each party’s obligations to notify the other in the event of regulatory communications or to contest proceedings challenging the merger agreement or the transactions contemplated thereby. Discover accepted Capital One’s proposal that the merger agreement provide for a termination date 12 months following the execution of the merger agreement, to be automatically extended an additional three months in certain circumstances for purposes of obtaining the requisite regulatory approvals. The parties engaged in detailed discussions with respect to the merger agreement’s interim operating covenants given the contemplated period between the signing and closing of the potential transaction, with these discussions focusing on Discover’s ability to undertake additional borrowings, enter into certain types of material agreements and settle litigation and the planned disposition of Discover’s student loan portfolio, as well as Discover employment and compensation matters. With respect to compensation matters, the parties ultimately agreed that Discover would be permitted to take certain actions during the period between the signing and closing of the potential transaction, including permitting Discover to establish a cash retention program, provide impacted individuals with Section 280G excise tax gross-up protection (subject to an aggregate limit of $25 million) and enter into “good reason” acknowledgement letters with certain of its executive officers, which permitted compensation actions are described in further detail in the section entitled “The Mergers—Interests of Discover’s Directors and Executive Officers in the Mergers” beginning on page 96. During these negotiations through the execution of the merger agreement, Capital One did not enter into any individualized compensation or post-closing employment arrangements with any of Discover’s executive officers. The parties also discussed during this period the number of current Discover directors that would join the Capital One board of directors upon the closing of the potential transaction, with proposals ranging from between two and four Discover directors. On February 19, 2024, it was agreed that three mutually agreeable Discover directors would join the Capital One board of directors upon the closing of the potential transaction.

3.

The disclosure under the heading “The Mergers—Opinion of Capital One’s Financial Advisor—Summary of Centerview Financial Analysis—Selected Public Comparable Companies Analysis” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the tables set forth on Page 76 as follows:

Discover Comparables	2024E P/E	P/TBV	2024E ROATCE	Market Cap ($ in billions)
Ally Financial Inc.	11.0x	1.02x	9.5%	11.0
American Express Company	16.5x	7.10x	37.4%	156.4
Capital One Financial Corporation	9.9x	1.38x	13.5%	53.8
Citizens Financial Group, Inc.	9.9x	1.02x	10.2%	14.8
Fifth Third Bancorp	10.6x	1.92x	17.2%	23.8
PNC Financial Service Group, Inc.	11.9x	1.75x	14.3%	60.3
Synchrony Financial	7.1x	1.43x	18.8%	16.6
Truist Financial Corporation	10.5x	1.65x	15.8%	48.8
U.S. Bancorp	10.5x	1.86x	17.3%	64.9

Capital One Comparables	2024E P/E	P/TBV	2024E ROATCE	Market Cap ($ in billions)
Ally Financial Inc.	11.0x	1.02x	9.5%	11.0
American Express Company	16.5x	7.10x	37.4%	156.4
Citizens Financial Group, Inc.	9.9x	1.02x	10.2%	14.8
Discover Financial Services	9.7x	2.04x	18.8%	27.9
Fifth Third Bancorp	10.6x	1.92x	17.2%	23.8
PNC Financial Service Group, Inc.	11.9x	1.75x	14.3%	60.3
Synchrony Financial	7.1x	1.43x	18.8%	16.6
Truist Financial Corporation	10.5x	1.65x	15.8%	48.8
U.S. Bancorp	10.5x	1.86x	17.3%	64.9

4.

The disclosure under the heading “The Mergers—Opinion of Capital One’s Financial Advisor—Summary of Centerview Financial Analysis—Discover Stand-alone Dividend Discount Analysis” is hereby supplemented by amending and restating the fourth paragraph on Page 78 as follows:

For its analysis, Centerview used discount rates ranging from 12.75% to 13.75%, reflecting estimates of the cost of equity for Discover on a stand-alone basis, which were selected by taking into account the capital asset pricing model implied cost of capital calculations and based on considerations that Centerview deemed relevant in its professional judgment and experience ~~using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and taking into account certain metrics including observed betas of selected companies described in the section entitled “—Selected Public Comparable Companies Analysis.” Using these discount rates~~, Centerview derived a range of illustrative equity values for Discover on a stand-alone basis by discounting to present value as of December 31, 2023, (a) the implied distributions to Discover stockholders over the period beginning January 1, 2024 through December 31, 2030 calculated based on the Discover Forecasts and the Discover Internal Data, which assumed that Discover would make distributions of capital in excess of the amount necessary to achieve a 12.0% CET1 ratio target, (b) a range of illustrative terminal values for Discover as of December 31, 2030, calculated by applying illustrative price to earnings per share multiples ranging from 8.5x to 10.5x to the estimate of Discover’s next twelve (12)- month net income on a stand-alone basis as of December 31, 2030 (calculated by Centerview based upon the terminal year (2030) net income reflected in the Discover Forecasts and Discover Internal Data) and (c) adding on a per share basis the implied net present value of the disposition of the student loan business of Discover of approximately $7.25 per share based on the Discover Forecasts and the Discover Internal Data. To derive illustrative terminal values for Discover, Centerview applied illustrative price to earnings per share multiples based on its professional judgment and experience, taking into account the multiples it calculated as described above in the section entitled “—Selected Public Comparable Companies Analysis.”

5.

The disclosure under the heading “The Mergers—Opinion of Capital One’s Financial Advisor—Summary of Centerview Financial Analysis—Capital One Stand-alone Dividend Discount Analysis” is hereby supplemented by amending and restating the seventh paragraph beginning on Page 78 as follows:

For its analysis, Centerview used discount rates ranging from 12.25% to 13.25%, reflecting estimates of the cost of equity for Capital One on a stand-alone basis, which were selected by taking into account the capital asset pricing model implied cost of capital calculations and based on considerations that Centerview deemed relevant in its professional judgment and experience ~~using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and taking into account certain metrics including observed betas of selected companies described in the section entitled “—Selected Public Comparable Companies Analysis.” Using these discount rates~~, Centerview derived a range of illustrative equity values for Capital One on a stand-alone basis by discounting to present value as of December 31, 2023, (i) the implied distributions to Capital One stockholders over the period beginning January 1, 2024 through December 31, 2030 calculated based on the Capital One Internal Data (including the Capital One Forecasts), which assumed that Capital One would make distributions of capital in excess of the amount necessary to achieve a 13.0% CET1 ratio target, and (ii) a range of illustrative terminal values for Capital One as of December 31, 2030, calculated by applying illustrative price to earnings per share multiples ranging from 8.5x to 10.5x to the estimate of Capital One’s next twelve (12)-month net income on a stand-alone basis as of December 31, 2030 (calculated by Centerview based upon the terminal year (2030) net income reflected in the Capital One Internal Data (including the Capital One Forecasts)). To derive illustrative terminal values for Capital One, Centerview applied illustrative price to earnings per share multiples based on its professional judgment and experience, taking into account the multiples it calculated as described above in the section entitled “—Selected Public Comparable Companies Analysis.”

6.

The disclosure under the heading “The Mergers—Opinion of Capital One’s Financial Advisor—Other Factors—Discover Analyst Price Target Analysis” is hereby supplemented by amending and restating the second bullet point on Page 80 as follows:

Discover Analyst Price Target Analysis. Centerview reviewed analyst share price targets for Discover common stock in twenty-one recently published, publicly available research analysts’ reports, with share price targets ranging from $104.00 to $137.00.

7.

The disclosure under the heading “The Mergers—Opinion of Capital One’s Financial Advisor—Other Factors—Capital One Analyst Price Target Analysis” is hereby supplemented by amending and restating the fourth bullet point on Page 80 as follows:

Capital One Analyst Price Target Analysis. Centerview reviewed analyst share price targets for Capital One common stock in twenty-one recently published, publicly available research analysts’ reports, with share price targets ranging from $110.00 to $170.00.

8.

The disclosure under the heading “The Mergers—Opinion of Capital One’s Financial Advisor—Other Factors—Premiums Paid Analysis” is hereby supplemented by amending and restating the fifth bullet point on Page 80 as follows:

Premiums Paid Analysis. Centerview performed an analysis of premiums paid in seventeen selected transactions with transactions valued greater than $5 billion. Centerview calculated, for each such transaction, the percentage premium represented by the transaction price per share to the target company’s market price per share on the trading day prior to the first public knowledge of the possibility of the Transaction. The 25th and 75th percentile premia observed were 13% and 30% respectively. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied an illustrative range of 10% to 35% to Discover’s closing stock price on February 16, 2024 of $110.49, which resulted in an implied per share equity value range for the shares of Discover common stock of approximately $121.50 to $149.25 per share, rounded to the nearest $0.25.

9.

The disclosure under the heading “The Mergers—Opinion of Discover’s Financial Advisor—Selected Comparable Company Analysis – Discover” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the table set forth on Page 85 as follows:

	Discover Peers (Credit Card and Consumer- Focused Banks)	Discover Peers (Credit Card and Consumer- Focused Banks)	Discover Peers (Credit Card and Consumer- Focused Banks)	Discover Peers (Regional Banks)	Discover Peers (Regional Banks)	Discover Peers (Regional Banks)
	Low	High	Median	Low	High	Median
P / 2024E EPS	7.1x	16.5x	10.4x	8.6x	11.9x	10.0x
P / TBVPS	1.08x	7.60x	1.40x	1.02x	1.92x	1.40x

10.

The disclosure under the heading “The Mergers—Opinion of Discover’s Financial Advisor—Selected Comparable Company Analysis – Capital One” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the second table set forth on Page 86 as follows:

	Capital One Peers (Credit Card and Consumer- Focused Banks)	Capital One Peers (Credit Card and Consumer- Focused Banks)	Capital One Peers (Credit Card and Consumer- Focused Banks)	Capital One Peers (Super- Regional and Regional Banks)	Capital One Peers (Super- Regional and Regional Banks)	Capital One Peers (Super- Regional and Regional Banks)
	Low	High	Median	Low	High	Median
P / 2024E EPS	7.1x	16.5x	10.6x	8.6x	12.0x	10.3x
P / TBVPS	1.08x	7.60x	1.74x	1.02x	1.92x	1.65x

11.

The disclosure under the heading “The Mergers—Opinion of Discover’s Financial Advisor—Dividend Discount Analysis – Discover” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the fourth full paragraph beginning on Page 87 as follows:

To calculate the estimated present value of Discover common stock using the dividend discount method, PJT Partners added (i) Discover’s projected dividendable cash flows for the calendar years 2024 through 2027 based on the Discover Projections to (ii) ranges of “terminal values” of Discover as of December 31, 2027, and discounted such amounts to their present values using a range of selected discount rates, which discount rates were selected based on PJT Partners’ professional judgment and expertise. The projected dividendable cash flows were calculated as the excess capital available for common stockholder distribution based on Discover’s projected risk-weighted assets, target CET1 ratio and net income applicable to common stockholders from the Discover Projections. The residual value of the total divendable cash flows at the end of the projection period, or “terminal value,” was estimated by applying the exit multiple range of 8.5x to 10.5x to Discover’s calendar year 2028E net income based on the Discover Projections. The range of discount rates of 11.0% to 13.0% was selected based on PJT Partners’ analysis of the cost of equity of Discover, which was based on, among other things, a capital asset pricing model implied cost of equity calculation. PJT Partners then calculated a range of implied equity values per share of Discover common stock by dividing the sum of the amount derived from (i) and (ii) above by the fully diluted number of shares of Discover common stock of 252.7 million shares as of February 18, 2024, which number of shares was provided by, and used by PJT Partners at the direction of, the management of Discover, and approved for PJT Partners’ use in connection with its financial analyses and opinion by the board of directors of Discover. The following summarizes the results of these calculations:

12.

The disclosure under the heading “The Mergers—Opinion of Discover’s Financial Advisor—Dividend Discount Analysis – Capital One” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the second full paragraph on Page 88 as follows:

To calculate the estimated present value of Capital One common stock using the dividend discount method, PJT Partners added (a) Capital One’s projected dividendable cash flows for the calendar years 2024 through 2027 based on the Capital One Projections to (b) ranges of “terminal values” of Capital One as of December 31, 2027, and discounted such amounts to their present values using a range of selected discount rates, which discount rates were selected based on PJT Partners’ professional judgment and expertise. The projected dividendable cash flows were calculated as the excess capital available for common stockholder distribution based on Capital One’s projected risk-weighted assets, target CET1 ratio and net income applicable to common stockholders from the Capital One Projections. The residual value of the total divendable cash flows at the end of the projection period, or “terminal value,” was estimated by applying the exit multiple range of 8.0x to 10.0x to Capital One’s calendar year 2028E net income based on the Capital One Projections. The range of discount rates of 11.0% to 13.0% was selected based on PJT Partners’ analysis of the cost of equity of Capital One, which was based on, among other things, a capital asset pricing model implied cost of equity calculation. PJT Partners then calculated a range of implied equity values per share of Capital One common stock by dividing the sum of the amount derived from (a) and (b) above by the fully diluted number of shares of Capital One common stock of 392.4 million shares as of February 18, 2024, which number of shares was provided by, and used by PJT Partners at the direction of, the management of Discover, and approved for PJT Partners’ use in connection with its financial analyses and opinion by the board of directors of Discover. The following summarizes the results of these calculations:

13.

The disclosure under the heading “The Mergers—Certain Unaudited Prospective Financial Information—Capital One Prospective Financial Information—Capital One Prospective Financial Information Used by Centerview” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the first two paragraphs and the table set forth on Page 92 as follows:

The following table presents the forecasts of Capital One’s 2024 through 2030 net income after taxes (“NIAT”) available to common stockholders, ~~and~~ risk-weighted assets and CET1 ratio that were used by Centerview at the direction of Capital One management in the financial analyses performed in connection with Centerview’s opinion:

	Capital One Standalone Prospective Financial Information
	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Income Statement
NIAT to Common ($ billions)	$5.3	$6.1	$6.2	$6.4	$6.5	$6.7	$6.9
Capital
Risk-Weighted Assets ($ billions)	$382.0	$395.3	$409.1	$423.4	$438.3	$453.7	$469.8
CET1 Ratio	13.4%	13.8%	13.0%	13.0%	13.0%	13.0%	13.0%

The above forecasts of Capital One’s 2024 and 2025 NIAT available to common stockholders and risk-weighted assets represent consensus Wall Street research estimates of those measures (the “Capital One street estimates”). The above forecasts of Capital One’s 2026 through 2030 NIAT available to common stockholders~~, and~~ risk-weighted assets and CET1 ratio represent forecasts extrapolated from the Capital One street estimates.

14.

The disclosure under the heading “The Mergers—Certain Unaudited Prospective Financial Information—Capital One Prospective Financial Information—Capital One Prospective Financial Information Used by PJT Partners” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the first three paragraphs and the first table set forth on Page 93 as follows:

The following table presents the forecasts of Capital One’s 2024 through 2028 NIAT available to common stockholders, total loans, risk-weighted assets, ~~and~~ total capital return and CET1 ratio that were used by PJT Partners at the direction of Discover’s management, and approved for PJT Partners’ use by the Discover board of directors, in the financial analyses performed in connection with PJT Partners’ opinion as described in this joint proxy statement/prospectus under “—Opinion of Discover’s Financial Advisor”:

	Capital One Standalone Prospective Financial Information Used by PJT Partners
	2024E	2025E	2026E	2027E	2028E
Income Statement
NIAT to Common ($ billions)	$5.1	$5.7	$6.2	$6.6	$7.0
Ending Balance Sheet
Total Loans ($ billions)	$335.0	$351.7	$369.3	$387.8	$407.1
Capital
Risk-Weighted Assets ($ billions)	$382.5	$401.6	$421.7	$442.8	$464.9
Total Capital Return ($ billions)	$2.2	$3.9	$4.2	$4.5	$4.8
CET1 Ratio	13.2%	13.0%	12.9%	12.7%	12.6%

The above forecasts of Capital One’s 2024 through 2028 NIAT available to common stockholders, total loans, risk-weighted assets, ~~and~~ total capital return and CET1 ratio represent Discover’s management’s estimates of those measures.

The prospective financial information set forth above with respect to 2024 reflects Discover’s management’s estimates based on Capital One’s management’s estimates that had been provided to Discover’s management with Risk-Weighted Asset growth assumed at the same growth rate as Total Loans. For purposes of extrapolating Capital One’s financial results after 2024, Discover’s management made certain extrapolation assumptions based on historical performance and long-term expectations. Growth in NIAT to Common for 2025 was assumed to be 13% and then 7% thereafter. Total Loans and Risk-Weighted Assets assumed annual growth of 5% for 2025 and thereafter. Total Capital Return assumes a payout ratio of 68% for all years and reflect a target CET1 ratio of 11.0%.

15.

The disclosure under the heading “The Mergers—Certain Unaudited Prospective Financial Information—Discover Prospective Financial Information—Discover Prospective Financial Information Used by Centerview” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the fourth and fifth paragraphs and the second table set forth on Page 93 as follows:

The following table presents the forecasts of Discover’s 2024 through 2030 NIAT available to common stockholders, ~~and~~ risk-weighted assets and CET1 ratio that were used by Centerview at the direction of Capital One management in the financial analyses performed in connection with Centerview’s opinion:

	Discover Standalone Prospective Financial Information Used by Centerview
	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Income Statement
NIAT to Common ($ billions)	$3.6	$3.0	$3.3	$3.5	$3.8	$4.3	$4.4
Capital
Risk-Weighted Assets ($ billions)	$120.9	$124.5	$128.3	$134.3	$140.6	$147.3	$154.2
CET1 Ratio	12.0%	12.0%	12.0%	12.0%	12.0%	12.0%	12.0%

(1)	2024E NIAT to Common includes one-time items from private student loan portfolio exit.

The above forecasts of Discover’s 2024 and 2025 NIAT available to common stockholders and risk-weighted assets represent consensus Wall Street research estimates of those measures, as adjusted at to reflect the completion, in 2024, of Discover’s previously announced disposition of its private student loan portfolio and to reflect charge-

offs in 2024 consistent with consensus Wall Street research estimates and charge-offs in 2025 consistent with those in 2024 (the “Discover adjusted street estimates”). The above forecasts of Discover’s 2026 through 2030 NIAT available to common stockholders and risk-weighted assets represent forecasts extrapolated from the Discover adjusted street estimates and reflect a target CET1 ratio of 12.0%.

16.

The disclosure under the heading “The Mergers—Certain Unaudited Prospective Financial Information—Discover Prospective Financial Information—Discover Prospective Financial Information Used by PJT Partners” in the joint proxy statement/prospectus is hereby supplemented by amending and restating the third, fourth and fifth paragraphs and the table set forth on Page 94 as follows:

The following table presents the forecasts of Discover’s 2024 through 2028 NIAT available to common stockholders, total loans, risk-weighted assets, ~~and~~ total capital returned and CET1 ratio that were used by PJT Partners at the direction of Discover’s management, and approved for PJT Partners’ use by the Discover board of directors, in the financial analyses performed in connection with PJT Partners’ opinion as described in the joint proxy statement/prospectus under “—Opinion of Discover’s Financial Advisor”:

	Discover Standalone Prospective Financial Information Used by PJT Partners(1)
	2024E	2025E	2026E	2027E	2028E
Income Statement
NIAT to Common ($ billions)	$3.0	$3.3	$3.5	$3.7	$4.0
Ending Balance Sheet
Total Loans ($ billions)	$128.0	$134.5	$144.0	$154.0	$164.8
Capital
Risk-Weighted Assets ($ billions)	$130.5	$137.1	$146.7	$157.0	$168.0
Total Capital Return ($ billions)	$2.0	$2.6	$2.6	$2.8	$3.0
CET1 Ratio	12.1%	12.0%	11.8%	11.6%	11.4%

(1)

The Discover standalone prospective financial information used by PJT Partners do not reflect the sale of the student loan portfolio. The Discover board of directors and Discover’s management chose to exclude the proposed sale of the student loan portfolio from the Discover standalone prospective financial information used by PJT Partners as the sale was uncertain at the time of the evaluation of the potential transaction with Capital One and there was no assurance that such sale would materialize (or if it materialized on what terms the student loan portfolio would be sold and what assets would be included).

The above forecasts of Discover’s 2024 through 2028 NIAT available to common stockholders, total loans, risk-weighted assets, ~~and~~ total capital return and CET1 ratio represent Discover’s management’s estimates of those measures.

The prospective financial information set forth above with respect to 2024 reflects Discover’s management’s estimates of those measures and for 2025 includes Discover’s management’s estimates of those measures combined with certain Wall Street research estimates. For purposes of extrapolating Discover’s financial results after 2025, Discover’s management made certain extrapolation assumptions based on historical performance and long-term expectations. Such extrapolation assumptions included assumptions of 7% annual growth for NIAT to Common, Total Loans and Risk-Weighted Assets. Total Capital Return assumes a payout ratio of 75% and reflect a target CET1 ratio of 10.5%.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which speak to our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” and similar expressions. Such statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt and investor sentiment; the impact of current, pending and future legislation, regulation, supervisory guidance and regulatory and legal actions, including, but not limited to, those related to accounting guidance, tax reform, financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity; risks related to the proposed merger with Capital One including, among others, (i) failure to complete the merger with Capital One or unexpected delays related to the merger or the inability of the parties to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction, (iii) diversion of management’s attention from ongoing business operations and opportunities, (iv) cost and revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (v) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vi) deposit attrition, customer or employee loss and/or revenue loss as a result of the announcement of the proposed merger, (vii) expenses related to the proposed merger being greater than expected, and (viii) shareholder litigation that could prevent or delay the closing of the proposed merger or otherwise negatively impact our business and operations; the actions and initiatives of current and potential competitors; our ability to manage our expenses; our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants and merchants; our ability to sustain our card and personal loan growth; our ability to increase or sustain Discover card usage or attract new customers; difficulty obtaining regulatory approval for, financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies; our ability to manage our credit risk, market risk, liquidity risk, operational risk, compliance and legal risk and strategic risk; the availability and cost of funding and capital; access to deposit, securitization, equity, debt and credit markets; the impact of rating agency actions; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; losses in our investment portfolio; limits on our ability to pay dividends and repurchase our common stock; limits on our ability to receive payments from our subsidiaries; fraudulent activities or material security breaches of our or others’ key systems; our ability to remain organizationally effective; our ability to maintain relationships with merchants; the effect of political, economic and market conditions, geopolitical events, climate change, pandemics and unforeseen or catastrophic events; our ability to introduce new products and services; our ability to manage our relationships with third-party vendors, as well as those with which we have no direct relationship such as our employees’ internet service providers; our ability to maintain current technology and integrate new and acquired systems and technology; our ability to collect amounts for disputed transactions from merchants and merchant acquirers; our ability to attract and retain employees; our ability to protect our reputation and our intellectual property; our ability to comply with regulatory requirements; and new lawsuits, investigations or similar matters or unanticipated developments related to current matters. We routinely evaluate and may pursue acquisitions of, investments in or divestitures from businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities.

Additional factors that could cause Discover’s results to differ materially from those described in the forward-looking statements can be found under “Risk Factors,” “Business - Competition,” “Business - Supervision and Regulation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Discover’s Annual Report on Form 10-K/A for the year ended December 31, 2023, which is filed with the SEC and available at the SEC’s internet site (http://www.sec.gov) and subsequent reports on Forms 8-K and 10-Q.

Important Information About the Transaction and Where to Find It

Capital One has filed a registration statement on Form S-4 (No. 333-278812) with the SEC, which became effective on January 6, 2025, to register the shares of Capital One’s common stock that will be issued to Discover stockholders in connection with the proposed Transaction. The registration statement includes a joint proxy statement of Capital One and Discover that also constitutes a prospectus of Capital One. The definitive joint proxy statement/prospectus has been sent to the stockholders of each of Discover and Capital One in connection with the proposed Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED

MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Discover or Capital One through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Discover or Capital One at:

Discover Financial Services	Capital One Financial Corporation

2500 Lake Cook Road	1680 Capital One Drive

Riverwoods, IL 60015	McLean, VA 22102

Attention: Investor Relations	Attention: Investor Relations

investorrelations@discover.com	investorrelations@capitalone.com

(224) 405-4555	(703) 720-1000

Before making any voting or investment decision, investors and security holders of Discover and Capital One are urged to read carefully the entire registration statement and joint proxy statement/prospectus, because they contain important information about the proposed Transaction. Free copies of these documents may be obtained as described above.

Participants in Solicitation

Discover, Capital One and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Discover and Capital One in connection with the Transaction. Information regarding the directors and executive officers of Discover and Capital One and other persons who may be deemed participants in the solicitation of the stockholders of Discover or of Capital One in connection with the Transaction is included in the joint proxy statement/prospectus related to the proposed Transaction, which was filed by Capital One with the SEC. Information about the directors and executive officers of Discover and their ownership of Discover common stock can also be found in Discover’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 15, 2024, as supplemented by Discover’s proxy statement supplement, as filed with the SEC on April 2, 2024, and other documents subsequently filed by Discover with the SEC. Information about the directors and executive officers of Capital One and their ownership of Capital One common stock can also be found in Capital One’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 20, 2024, and other documents subsequently filed by Capital One with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed Transaction filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: February 10, 2025	By:	/s/ Efie Vainikos
	Name:	Efie Vainikos
	Title:	Assistant Secretary